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                                                                   Exhibit 10.4


                                     FORM OF

                    SERVICE MARK AND TRADE NAME USE AGREEMENT


         This SERVICE MARK AND TRADE NAME USE AGREEMENT (the "Agreement"), dated as of this _____ day of December, 1998, is by and between Corrections Corporation of America, a Tennessee corporation (the "Grantor"), and Correctional Management Services Corporation, a Tennessee corporation (the "Grantee").

                              W I T N E S S E T H:

         WHEREAS, Grantor is the owner of the sole and exclusive service mark and trade name "Corrections Corporation of America", its abbreviation "CCA", and the logo and/or designs incorporating the same and included on Exhibit A attached hereto (collectively, the "Service Mark and Trade Name"); and

         WHEREAS, in connection with the transfer of all right, title and interest to and in certain contracts and assets relating to the management and operation of correction and detention facilities by the Grantor (the "Management Contracts") to the Grantee, and certain other transactions relating to the merger of the Grantor and Prison Realty Trust, a Maryland real estate investment trust ("Prison Realty"), into a newly formed entity, Prison Realty Corporation (the "Merger"), Grantor desires to grant, and Grantee desires to obtain, the non-exclusive, non-transferable right to use the Service Mark and Trade Name pursuant to the terms and condition of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Grant of Use of Service Mark and Trade Name. Grantor grants to Grantee the non-exclusive right to use the Service Mark and Trade Name worldwide in connection with its business as a manager and operator of correction and detention facilities.

         2. Term. This Agreement shall commence on the date above written and terminate on the earlier of (i) the date on which Grantee ceases to manage and operate any correction or detention facility, and (ii) a date which is ten (10) years from the date of this Agreement (the "Term"). This Agreement may be renewed thereafter upon the agreement of the parties under such terms and conditions as they may agree; provided, however, that no renewal of this Agreement shall be valid unless in writing and signed by both parties.

         3. Consideration for Grant. As consideration for the right to use the Service Mark and Trade Name, Grantee will pay Grantor a fee equal to (i) 2.5% of the gross revenues of Grantee for the first three (3) years of this Agreement, and (ii) 3.0% of Grantee's gross revenues for the


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remaining term of this Agreement, provided that after consummation of the
Merger, the amount of such fee may not exceed (x) 2.5% of the gross revenues of Prison Realty Corporation for the first three (3) years of this Agreement, or
(y) 3.25% of the Prison Realty Corporation's gross revenues for the remaining term of this Agreement. The fee due hereunder shall be paid to Grantor by Grantee on a quarterly basis in arrears, such payments to be made on or before the 30th calendar day of the calendar quarter following the quarter for which such payment is due, with the first such payment being due on or before January 30, 1998 for the partial quarterly period ending December 31, 1998. The limitations described in clauses (x) and (y) of the first sentence of this section 3 shall be applied on a quarterly basis, so that the amount of the quarterly fee payable hereunder shall equal the applicable percentage of Grantee's gross revenues for the preceding quarter as limited by the applicable percentage of Grantor's gross revenues for the preceding quarter. For purposes hereof, gross revenues means gross income as determined under Sections 856(c)(2) and (3) of the Internal Revenue Code of 1986, as amended. The parties agree to provide to each other upon request such financial and other information as may be reasonably required to determine or confirm the amount of the fee to be paid hereunder.

         4. Termination. This Agreement may be terminated upon ten (10) days' written notice from Grantor to Grantee or upon occurrence of any of the following events:

         (a) A change in control of Grantee;

         (b) The liquidation or bankruptcy of Grantee or Grantee has a receiver or trustee appointed to administer either its property or affairs, or makes a general assignment of its property for the benefit of creditors or in any other manner takes advantage of the laws of bankruptcy or insolvency or the like; or

For purposes of this Section 4 hereof, the term "change in control" shall mean:

         (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Grantee entitled to vote generally in the election of directors;

         (ii) approval by the stockholders of the Grantee of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the beneficial owners of the voting securities of the Grantee immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Grantee resulting from such reorganization, merger or consolidation; or

         (iii) the sale or other disposal of all or substantially all the assets or property of the Grantee in one transaction or series of related transactions.

         5. Reservation of Rights. Except for the limited rights herein expressly granted to Grantee, all rights in the Service Mark and Trade Name are reserved to Grantor throughout the world for the sale and exclusive use or other disposition by Grantor at any time, and from time to time, without any obligation to Grantee.

         6. Maintenance of Quality Standards. Grantee agrees that the nature and quality of all services rendered by Grantee hereunder, all goods sold by Grantee hereunder, and all related advertising, promotional, and other related uses of the Service Mark and Trade Name by Grantee shall conform to standards reasonably set by Grantor. Grantee agrees to cooperate with Grantor in facilitating Grantor's control of such nature and quality, and to supply Grantor with specimens of all uses of the Service Mark and Trade Name upon request. Grantee represents, warrants, covenants, and agrees that it will conduct its business in a manner designed to protect and enhance the reputation and integrity of the Service Mark and Trade Name, and the goodwill associated therewith, and Grantor reserves all rights of approval which are necessary to achieve this result.

         7. Transfer Prohibited. The Service Mark and Trade Name granted hereunder shall not be assigned, sublicensed, or otherwise transferred without the prior written consent of Grantor; provided, however, that Grantor expressly consents to the sublicense by Grantee of the rights hereunder to Prison Management Services, LLC, a Delaware limited liability company, and Juvenile and Jail Facility Management Services, LLC, a Delaware limited liability company (collectively, the "Sublicensees"). In the event of a prohibited transfer, Grantor shall have the right to terminate this Agreement forthwith by written notice to Grantee.


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         8. Rights Upon Termination. Upon the termination (by expiration or otherwise) of this Agreement, for any reason, all rights granted to Grantee hereunder shall automatically revert to Grantor for its use or disposition. Upon termination, Grantee shall promptly cease use of the Service Mark and Trade Name, and shall promptly deliver to Grantor all materials previously supplied by Grantor to Grantee and all copies thereof, in whole or in part, relating to or containing the Service Mark and Trade Name. At Grantor's option, Grantor may, in lieu of return, require that Grantee destroy said materials and copies and provide to Grantor satisfactory evidence of destruction. Grantor shall not be liable to Grantee for damages of any kind on account of the termination or expiration of this Agreement. Without limiting the foregoing, upon termination or expiration of this Agreement for any reason, Grantor shall have no liability for reimbursement or for damages for loss of goodwill, or on account of any expenditures, investments, leases, or other commitments made by Grantee. Grantee acknowledges and agrees that Grantee has no expectation and has received no assurances that its business relationship with Grantor will continue beyond the stated term of this Agreement or its earlier termination, that any investment by Grantee will be recovered or recouped, or that Grantee shall obtain any anticipated amount of profits by virtue of this Agreement.

         9. No Franchise or Joint Venture. The parties expressly acknowledge that this Agreement shall not be deemed to create an agency, partnership, franchise, employment, or joint venture relationship between Grantor and Grantee. Nothing in this Agreement shall be construed as a grant of authority to Grantee to waive any right, incur any obligation or liability, enter into any agreement, grant any release or otherwise purport to act in the name of Grantor.

         10. Indemnification.

                10.1 Grantee shall indemnify and hold harmless Grantor, its affiliates, directors, officers, employees, representatives, agents, successors and assigns from and against any and all losses, damages, costs and expenses, including attorney's fees, resulting from or arising out of Grantee's breach of the promises, covenants, representations and warranties made by it herein.

                10.2 Grantor shall indemnify and hold harmless Grantee, its affiliates, directors, officers, employees, representatives, agents, successors and assigns from and against any and all losses, damages, costs and expenses, including attorney's fees, resulting from or arising out of Grantor's breach of the promises, covenants, representations and warranties made by it herein.

         11. Representations and Warranties.

                11.1 Grantee hereby represents and warrants that: (a) it is a corporation duly organized and validly existing under the laws of the State of Tennessee; (b) the execution and delivery by the Grantee of this Agreement, the performance by Grantee of all the terms and conditions thereof to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action, and no other act or approval of any person or entity is required to authorize such execution, delivery, and performance; (c) the Agreement constitutes a valid and binding obligation of Grantee, enforceable in accordance with its terms; (d)



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this Agreement and the execution and delivery thereof by Grantee, does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (i) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the organizational documents of Grantee, (ii) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to Grantee, or (iii) conflict with, result in a breach of, or constitute a default under, any material agreement or obligation to which Grantee is a party.

               11.2 Grantor hereby represents and warrants that (a) it is a corporation duly organized and validly existing under the laws of the State of Tennessee; (b) the execution and delivery by the Grantor of this Agreement, the performance by Grantor of all the terms and conditions thereof to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action, and no other act or approval of any person or entity is required to authorize such execution, delivery, and performance; (c) the Agreement constitutes a valid and binding obligation of Grantor, enforceable in accordance with its terms; (d) this Agreement and the execution and delivery thereof by Grantor, does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (i) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the organizational documents of Grantor, (ii) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to Grantor, or (iii) conflict with, result in a breach of, or constitute a default under, any material agreement or obligation to which Grantor is a party; (e) to the best of Grantor's knowledge, it is the owner of and has exclusive rights to the use of the Service Mark and Trade Name and has the right to grant the right to use the Service Mark and Trade Name to Grantee under the terms of this Agreement; and
(f) has not been subject to any third party claims for infringement due to the use of the Service Mark and Trade Name.

         12. Ownership; Form of Use. Grantee acknowledges that Grantor owns all right, title, and interest in and to the Service Mark and Trade Name and agrees that it will do nothing inconsistent with such ownership. Grantee agrees that nothing in this Agreement shall give Grantee any right, title, or interest in the Service Mark and Trade Name other than the right to use it in accordance with this Agreement, and Grantee agrees that it will not attack the title of Grantor to the Service Mark and Trade Name or attack the validity of this Agreement. Grantee agrees to use the Service Mark and Trade Name only in the form and manner as prescribed from time to time by Grantor and agrees to use such designations as may be requested by Grantor to indicate Grantor's exclusive rights to the Service Mark and Trade Name. Grantee agrees that it shall not adopt or use for any purpose any variation of the Service Mark and Trade Name likely to be confused with the Service Mark and Trade Name.

         13. Protection of Grantor's Proprietary Rights. Grantee agrees to assist Grantor in the registration, renewal, and enforcement of Grantor's rights in and to the Service Mark and Trade



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Name, including, but not limited to, the prosecution of any pending or future applications for trade and/or service mark registration with the United States Patent and Trademark Office or other domestic or international government authority.

         14. Confidentiality. Grantee agrees to keep strictly confidential all information relating to Grantor that may be obtained by Grantee as the result of the relationship between Grantor and Grantee under this Agreement other than information which is publicly available or made known to Grantee by a third party authorized to disclose such information.

         15. Disclaimer of Warranties. EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THIS AGREEMENT, GRANTOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN RESPECT OF THE SERVICE MARK AND TRADE NAME, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT OR OF RESULTS TO BE OBTAINED FROM USE THEREOF.

         16. Negation of Consequential Damages. IN NO EVENT SHALL GRANTOR BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES WHATSOEVER HEREUNDER, REGARDLESS OF WHETHER GRANTOR HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.

         17. Governmental Licenses, Permits and Approvals. Grantee, at its expense, shall be responsible for obtaining and maintaining all licenses, permits, approvals, authorizations, and clearances which are required by governmental authorities with respect to this Agreement and for compliance with any requirements of governmental authorities for the registration or recordation of this Agreement and for making any payments required in connection therewith. Grantee shall furnish to Grantor, promptly upon Grantor's request, written evidence from such governmental authorities of the due issuance and continuing validity of any such licenses, permits, clearances, authorizations, approvals, registration or recordation.

         18. Notices.

               18.1 Notices and other communications required or permitted to be given under this Agreement shall be in writing and delivered by hand or overnight delivery, or placed in certified or registered mail, return receipt requested, at the addresses specified below or such other address as either party may, by notice to the other, designate:

                If to Grantor:   Corrections Corporation of America
                                 10 Burton Hills Boulevard
                                 Nashville, Tennessee 37215
                                 Attn: Doctor R. Crants, Chief Executive Officer

                with a copy to:  Elizabeth E. Moore, Esq.
                                 Stokes & Bartholomew, P.A.



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                                 424 Church Street, Suite 2800
                                 Nashville, Tennessee 37219

                If to Grantee:   Correctional Management Services Corporation
                                 10 Burton Hills Boulevard
                                 Nashville, Tennessee 37215
                                 Attn: Darrell K. Massengale, Chief Financial
                                 Officer

                18.2 Notices and other communications shall be deemed given when delivered by hand or overnight delivery to the proper address or the date of the return receipt, as provided above.

         19. Governing Laws. This Agreement shall be construed in accordance with the laws of Tennessee, excluding the choice of law provisions thereof. The parties hereby submit to the jurisdiction of the courts of Tennessee in respect to all disputes arising out of or in connection with this Agreement.

         20. Enforcement. It is expressly understood, acknowledged and agreed by Grantee that: (a) the restrictions contained in this Agreement represent a reasonable and necessary protection of the legitimate interests of Grantor and its affiliates, and that Grantee's failure to observe and comply with the covenants and agreements in this Agreement will cause irreparable harm to Grantor and its affiliates; (b) it is and will continue to be difficult to ascertain the nature, scope and extent of the harm; and (c) a remedy at law for such failure by Grantee will be inadequate. Accordingly, it is the intention of the parties that, in addition to any other rights and remedies which Grantor and its affiliates may have in the event of any breach or threatened breach of the Agreement, Grantor and its affiliates shall be entitled, and are expressly and irrevocably authorized by Grantee, to demand and obtain specific performance, including, without limitation, temporary and permanent injunctive relief and all other appropriate equitable relief against Grantee in order to enforce against Grantee the covenants and agreements contained in this Agreement. Such right to obtain injunctive relief may be exercised concurrently with, prior to, after, or in lieu of, any other rights resulting from any such breach or threatened breach. Grantee shall account for and pay over to Grantor all compensation, profits, and other benefits, after taxes, enuring to Grantee's benefit, which are derived or received by Grantee or any person or business entity controlled by Grantee resulting from any action or transaction constituting breach of the Agreement.

         21. Successors. This Agreement shall be binding upon each of the parties and shall also be binding upon their respective successors and assigns, including a transferee of all or substantially all of its assets.

         22. Waiver; Modification. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing. No waiver by either party of a breach hereof or a default hereunder shall be deemed a waiver by such party of a subsequent breach or default of like or similar nature.

         23. Severability. If any provision in this Agreement contravenes or is otherwise invalid under the law of any jurisdiction, then such provision shall be deemed eliminated from this



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Agreement and the Agreement shall, as so modified, remain valid and binding on the parties hereto and in full force and effect.

         24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

         25. Entire Agreement. This Agreement contains the entire understanding of the parties. There are no representations, warranties, promises, covenants or undertakings other than those contained herein.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed by their duly authorized officers on the date set forth above.

                                       GRANTOR:

                                       CORRECTIONS CORPORATION OF AMERICA,
                                       a Tennessee corporation


                                       By:
                                          ------------------------------------

                                       Its:
                                           -----------------------------------

                                       GRANTEE:

                                       CORRECTIONAL MANAGEMENT SERVICES
                                       CORPORATION, a Tennessee corporation


                                       By:
                                          ------------------------------------

                                       Its:
                                           -----------------------------------




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                                   EXHIBIT A



                                 [CCA LOGO(s)]











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